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                                                                   EXHIBIT 10.15

                                                           [ENGLISH TRANSLATION]

                               GUARANTEE CONTRACT

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                         Contract No: (2005) Eximbank (Jing Xinbao) Zi No. 15069

This Guarantee Contract is entered into by and between the following parties on September __, [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] 2005:

Guarantor: Baoding Tianwei Baobian Electric Co., Ltd. (hereinafter referred to as "Guarantor")

Legal Representative: Ding Qiang

Address: No. 28 Jingxiu Street, National High-tech Development District, Baoding, Heibei

Mail Code: 071051

Tel: 0312-3308417

Fax: 0312-3230382

Lender: Export-Import Bank of China (hereinafter the "Lender")

Legal Representative: Li Ruogu

Address: No. 77 Beiheyan Avenue Dongcheng District, Beijing

Mail Code: 100009

Tel: 010-64099690

Fax: 010-64099687

Whereas, the Lender entered into a Loan Contract for Seller Credit in Export of Normal Electromechanical Products and High-tech Products numbered as (2005) Ex-Im Bank (Jing Xinhe) Zi No. 15069 (hereinafter the "Loan Contract") on September __, [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] 2005 with Baoding Tianwei Yingli New Energy Resources Co., Ltd. (hereinafter the "Borrower"), to extend to the Borrower a loan in amount to (V) Y40 million yuan ((in words) Renminbi forty million yuan) (X) US$ ((in words) US dollar ____ [INFORMATION MISSING IN THE ORIGINAL DOCUMENT]) (the "Loan"). In accordance with the Loan Contract, the Borrower shall obtain a third party's guarantee for its debt under the Loan Contract and such guarantee is a precondition for the Lender to extend aforesaid loan to the debtor. Upon discussion, the Lender and the Guarantor agree to enter this Guarantee Contract.

     Article 1. The Guarantor agrees to provide joint-liability guarantee for the debt of the Borrower under the Loan Contract in accordance with this Guarantee Contract to guarantee (V) the whole debt of the Borrower under the Loan Contract (X)__% [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] debt of the Borrower under the Loan Contract, that is, the (V) Y (X) US$ forty million principal and interest thereof of the Borrower under Loan Contract.

     Article 2. The secured scope of the Guarantor under this Guarantee includes the following two items (hereinafter referred to as the "Debt"):

     a. the principal, interest (including statutory interest, promissory interest and penalty interest), liquidated damage, compensation for damage and expenses for enforcement of credit claim (including litigation fee, lawyer fee, notarization fee and enforcement fee) that shall be repaid by the Borrower to the Lender under the Loan Contract; and

     b. any other expense payable by the Borrower to the Lender under the Loan Contract.


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     Article 3. In case that the Borrower fails to pay any payable Debt on time
(including but not limited to any amount payable by the Borrower when the Lender announces earlier maturity of the Loan), the Guarantor shall, within fifteen days upon receiving written payment notice from the Lender, unconditionally pay such Debt in the manner as required by the Lender.

     Article 4. Unless there are any apparent error, any proof used by the Lender to indicate any Debt or any payable amount under this Guarantee Contract shall be the final evidence for the credit-debt relationship between the parties and binding on the Guarantor.

     Article 5. Once upon request by the Lender, the Guarantor shall compensate the following expenses and losses of the Lender:

     a. all expenses occurred by the Lender to implement its rights under this Guarantee Contract; and

     b. any other losses caused to the Lender due to the Guarantor's breach of any term of this Guarantee Contract.

     Article 6. If the Guarantor fails to pay any amount under this Guarantee Contract on time as required by the Lender, the Lender shall have the right to directly debit from any account of the Guarantor with the Lender or any branch of the Lender's agent bank at any time, without previous consent of the Guarantor.

     Article 7. The guarantee period under this Guarantee Contract is two years commencing from the date when all debt paying deadline under the Loan Contract matures.

     Article 8. The Guarantor and the Lender hereby specifically agree that in the extent as allowed by law, if there is other security of property for the credit claim secured by this Guarantee Contract, under any circumstance, the Guarantor may not require the Lender to exercise the security of property.

     Article 9. The Guarantor makes the following representation to the Lender:

     a. the Guarantor is a enterprise legal person organized according to law and existing validly and has independent legal person status. The Guarantor has full qualification and rights to execute this Guarantee Contract and perform its obligations under this Guarantee Contract;

     b. the Guarantor always operates its business in compliance with law and has never taken any action that is beyond its business scope as confirmed by industry and commerce administration authority;

     c. the Guarantor has carefully read and completely understood and accepted the content of the Loan Contract and this Guarantee Contract; the Guarantor is voluntary to execute and implement


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this Guarantee Contract and all of its intent expression is real;

     d. the Guarantor hereby specifically asserts that it has fully knowledge that Headquarter Business Department of Export-Import Bank of China is authorized by the Lender to be responsible for extension, collection of the Loan and all matters related to management of the Loan. The Loan Contract is binding directly on the Borrower and the Lender and this Guarantee Contract is binding directly on the Guarantor and the Lender;

     (X) the Guarantor hereby specifically asserts that (X) Y (X) US$_______ [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] of the Loan under the Loan Contract is used to (X) repay the unpaid amount of the Borrower under the loan contract (contract no: (__________) Ex-im Bank (Xinhe) Zi No. __________) [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] entered into by the Lender and the Borrower on __, ____. [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] (X) repay the bridge loan extended by (__________) Bank [INFORMATION MISSING IN THE ORIGINAL DOCUMENT];

     e. the Guarantor confirms that corporate authorization necessary for executing this Guarantee Contract on the party of the Guarantor has been fulfilled and this Guarantee Contract has been validly signed by authorized representative of the Guarantor;

     f. execution of this contract and performance of its obligations under this Guarantee Contract by the Guarantor is not in violence of the following:

     1. articles of association of the Guarantor;

     2. any other agreements entered into by the Guarantor; or

     3. any law and regulation applicable to the Guarantor.

     g. this Guarantee Contract constitutes legal valid and legally binding obligation of the Guarantor;

     h. the Guarantor is in good financial condition and has the ability to provide guarantee for the Debt of the Borrower under the Loan Contract. Its financial condition is not and will not be negatively affected by any arbitration, litigation or administrative proceeding to be started;

     i. the financial reports provided by the Guarantor are prepared in accordance with accounting principals enacted by the Ministry of Finance and truly and properly reflect financial condition of the Guarantor in the year of such statement. In addition, after the latest reporting date, the financial condition of the Guarantor is not worsening; and

     j. all documents, materials, statements and certificates provided by the Guarantor to the Lender are correct, true, complete and valid, and photocopies of documents provided are consistent with the originals.

     Article 10. The Guarantor makes the following warranty to the Lender:

     a. until any Debt under the Loan Contract has been fully paid off, without previous written


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consent of the Lender, the Guarantor may not take any contracting, leasing, merger, split-up, joint-stock restructure or other changing arrangement of operation and property right structure; if contracting, leasing, merger, split-up, joint-stock restructure or otherwise changing of operation and property right structure is necessary due to operation need or adjustment of State policy or law, the Guarantor shall obtain consent of the Lender first and make arrangement satisfactory to the Lender for its guarantee liability and obligation under this Guarantee Contract;

     b. if the Guarantor makes any changing registration with the State industry and commerce administration authority, it shall notify the Lender immediately and furnish the Lender with the copy of relevant registration documents;

     c. until any Debt under the Loan Contract has been fully paid off, without previous written consent of the Lender, the Guarantor may not make any change or amendment to the its shareholding, articles of association or other corporate documents that may materially affect its ability to guarantee under this Guarantee Contract; and

     d. as long as there are any Debt of the Borrower under the Loan Contract not paid off, without previous written consent of the Lender, the Guarantor may not ask for recourse from or claim against the Borrower for any amount it has paid to the Lender for the Borrower (including the Debt under the Guarantee Contract and debt under other contracts).

     Article 11. This Guarantee Contract is a contract independent from the Loan Contract. The invalidity or rescission of the Loan Contract due to any reason will neither affect the effect of this Guarantee Contract, nor affect the obligation and liability of the Guarantor under this Guarantee Contract. In addition, this Guarantee Contract will not be invalid or rescinded due to the invalidity or rescission of the Loan Contract.

     Article 12. If the Lender and the Borrower agree to make amendment to the Loan Contract which extends the Loan, increases the amount of the Loan or otherwise increases liability of the Guarantor, the Guarantor's written consent shall be obtained in advance.

     Article 13. Without previous consent of the Guarantor, the Lender may transfer the credit claim secured by this Guarantee Contract to any third party and the Guarantor will continue bear guarantee liability in the original guarantee scope.

     Article 14. Without consent of the Lender, the Guarantor shall not transfer or otherwise dispose all or part of its liability or obligation under this Guarantee Contract.

     Article 15. Under this Guarantee Contract, the Guarantor shall fully pay any amount payable by it without any offsetting request or any accessory condition.

     Article 16. Any tolerance, extension of deadline, preference or delay given by the Lender for the Borrower's performance of its obligation under the Loan Contract or the Guarantor's performance of its obligation under this Guarantee Contract may not affect, harm or limit all rights


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of the Lender in accordance with this Guarantee Contract and laws or regulations, may not be deemed as waiver of the Lender of its rights or interests under this Guarantee Contract, nor may affect the liability and obligation that the Guarantee shall bear under this Guarantee Contract.

     Article 17. This Guarantee Contract may be amended or supplemented upon written agreement of both parties. Any amendment and supplementary to this Guarantee Contract shall constitute a part of this Guarantee Contract.

     Article 18. The notices and requests sent by both parties of this Guarantee Contract to each other and related to this Guarantee Contract shall be in writing and sent to relevant party's address as set forth on the first page of this Guarantee Contract. If any party changes its address, such party shall notify the other at a timely basis.

     Article 19. This Guarantee Contract is governed by and construed according to law of People's Republic of China.

     Article 20. All disagreements or disputes arising from performance of this Guarantee Contract or relevant with this Guarantee Contract may be solved by negotiation between the parties. In failure to negotiate, any party may sue to people's court of Beijing having jurisdiction. The Guarantor agrees that litigation arising from performance of this Guarantee Contract or relevant with this Guarantee Contract may be brought to people's court of Beijing having jurisdiction.

     Article 21. This Guarantee Contract shall come into effect upon signing and stamping by both parties of the contract. This Guarantee Contract is executed in four copies, two of which are kept by each of the Lender and the Guarantor separately and each copy shall have the same legal effect.

Guarantor: Baoding Tianwei Baobian Electric Co., Ltd.
(corporate seal)

Legal Representative or authorized signer:


/s/ Jing Chongyou
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Lender: Export-Import Bank of China
(corporate seal)

Legal Representative or authorized signer:


/s/ Jiang Junhua
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Dated: September, 2005

Place: No. 77 Beiheyan Avenue, Dongcheng District, Beijing


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